Exhibit 1(p)

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                            ARTICLES OF AMENDMENT TO
               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
           INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION
              AND RECLASSIFYING SHARES OF AUTHORIZED CAPITAL STOCK

      MERRILL LYNCH MUNICIPAL BOND FUND, INC., a Maryland corporation, having its principal office in the city of Baltimore, Maryland (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

            FIRST: The Articles Supplementary, dated March 10, 2006, increasing the authorized capital stock of the Corporation and reclassifying shares of authorized capital stock (the "Articles Supplementary"), are hereby amended by these Articles of Amendment by striking out the section labeled "FOURTH" and inserting in lieu thereof the following:

            "FOURTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors hereby reclassifies Three Hundred Million (300,000,000) authorized and unissued shares of the Corporation's common stock which are not designated as to any class or series as a new series of common stock designated High Yield Portfolio, which series shall consist of three classes of common stock, as follows:

     Series and Classes                              Number of Authorized Shares
     ------------------                              ---------------------------
     High Yield Portfolio Series Common Stock
            Investor A Common Stock                           100,000,000
            Investor C Common Stock                           100,000,000
            Institutional Common Stock                        100,000,000"

            SECOND: The Articles Supplementary are hereby further amended by these Articles of Amendment by striking out the section labeled "FIFTH" and inserting in lieu thereof the following:

            "FIFTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of High Yield Portfolio Investor A common stock are as follows:

            High Yield Portfolio Investor A common stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Class A or similar common stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

            (i) Expenses related to the account maintenance and distribution of the High Yield Portfolio Investor A common stock shall be borne solely by such class and such class shall


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      have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

            (ii) Such account maintenance and distribution expenses borne solely by High Yield Portfolio Investor A common stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class."

            THIRD: The Articles Supplementary are hereby further amended by these Articles of Amendment by striking out the section labeled "SIXTH" and inserting in lieu thereof the following:

            "SIXTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of High Yield Portfolio Investor C common stock are as follows:

            High Yield Portfolio Investor C common stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Class C or similar common stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and except that:

            (i) Expenses related to the account maintenance and distribution of the High Yield Portfolio Investor C common stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

            (ii) Such account maintenance and distribution expenses borne solely by High Yield Portfolio Investor C common stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class."

            FOURTH: The Articles Supplementary are hereby further amended by these Articles of Amendment by striking out and deleting in its entirety the section labeled "SEVENTH".

            FIFTH: The Articles Supplementary are hereby further amended by these Articles of Amendment by striking out the section labeled "EIGHTH" and inserting in lieu thereof the following:

            "SEVENTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of High Yield Portfolio Institutional common stock are as follows:

            High Yield Portfolio Institutional common stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Class I or similar common stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter."

            SIXTH: These Articles of Amendment were approved by the entire Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

            SEVENTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

            EIGHTH: No other change is intended or effected.

      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Treasurer and attested by its Secretary on the 7th day of July, 2006.

                                                MERRILL LYNCH MUNICIPAL BOND
                                                  FUND, INC.

                                                By: /s/ Donald C. Burke
                                                    ----------------------------
                                                    Donald C. Burke,
                                                    Vice President and Treasurer

Attest:

/s/ Alice A. Pellegrino
------------------------------
Alice A. Pellegrino, Secretary

      THE UNDERSIGNED, VICE PRESIDENT AND TREASURER OF MERRILL LYNCH MUNICIPAL BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                                /s/ Donald C. Burke
                                                ----------------------------
                                                Donald C. Burke,
                                                Vice President and Treasurer

Dated:   July 7, 2006